SECOND AMENDMENT TO THE

AMENDED AND RESTATED

TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT to the Amended and Restated Transfer Agent Servicing Agreement dated as of February 15, 2022 (the “Agreement”) is made and entered into as of the last date written in the signature block (the “Effective Date”) by and between TCW FUNDS, INC, a Maryland corporation (the “Company”) U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following fund; and

•	TCW White Oak Emerging Markets Equity Fund

WHEREAS, the parties desire to amend Exhibit A of the Agreement to remove the following funds; and

•	TCW Artificial Intelligence Equity Fund
•	TCW Developing Markets Equity Fund
•	TCW Emerging Markets Multi-Asset Opportunities Fund
•	TCW Enhanced Commodity Strategy Fund
•	TCW Growth Equities Fund
•	TCW High Dividend Equities Fund
•	TCW High Yield Bond Fund
•	TCW New America Premier Equities Fund
•	TCW Relative Value Dividend Appreciation Fund
•	TCW Short Term Bond Fund
•	FIMM Government Portfolio

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced with the Exhibit A attached hereto.
2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TCW Funds Inc.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Peter Davidson	By:	/s/ Greg Farley
Name: Peter Davidson		Name:	Greg Farley
Title: Vice President and Assistant Secretary		Title:	Sr. Vice President
Date: February 19, 2025		Date:	2/19/25

Exhibit A to the Transfer Agent Servicing Agreement – TCW Funds, Inc.

Separate Series of TCW Funds, Inc.

Name of Series

TCW Conservative Allocation Fund

TCW Core Fixed Income Fund

TCW Emerging Markets Income Fund

TCW Emerging Markets Local Currency Income Fund

TCW Global Bond Fund

TCW Global Real Estate Fund

TCW Relative Value Large Cap Fund

TCW Relative Value Mid Cap Fund

TCW Select Equities Fund1

TCW Securitized Bond Fund

TCW White Oak Emerging Markets Equity Fund

[1]	Effective 2/28/25, TCW Select Equities Fund will change its name to TCW Concentrated Large Cap Growth Fund.

3